UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2009

_____________________________

FIRSTFED FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-9566	95-4087449
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

12555 W. Jefferson Boulevard Los Angeles, California		90066
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 302-5600

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

____________________________________________________________________________________________________________________________________________

Item 8.01  Other Events.

On January 9, 2009, FirstFed Financial Corp. (the “Company”) issued a press release announcing a cash tender offer to purchase any and all of the following senior debt securities issued by the Company up to $150 million in aggregate principal amount: Fixed/Floating Rate Senior Debt Debentures due June 15, 2015 (CUSIP No. 3379079Z4), Fixed/Floating Rate Senior Debt Debentures due March 15, 2016 (CUSIP No. 337907AB5), and Fixed/Floating Rate Senior Debt Debentures due June 15, 2017 (CUSIP No. 337907AC3). The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                  Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTFED FINANCIAL CORP.
(Registrant)

January 9, 2009	By:	/s/	Babette E. Heimbuch
Babette E. Heimbuch
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated January 9, 2009.

Exhibit 99.1

FirstFed Financial Corp. Announces Tender Offer for
up to $150 Million Aggregate Principal Amount of its Senior Debt Securities

LOS ANGELES, California – January 9, 2009 – FirstFed Financial Corp. (NYSE: FED) (the “Company”) announced today that it has commenced a cash tender offer to purchase any and all of the following senior debt securities up to $150 million in aggregate principal amount: Fixed/Floating Rate Senior Debt Debentures due June 15, 2015 (CUSIP No. 3379079Z4), Fixed/Floating Rate Senior Debt Debentures due March 15, 2016 (CUSIP No. 337907AB5), and Fixed/Floating Rate Senior Debt Debentures due June 15, 2017 (CUSIP No. 337907AC3) (collectively the “notes”).

The Company’s offer to purchase the notes will expire at 5:00 p.m., Eastern Standard Time, on Thursday, January 15, 2009 (such time, as may be extended or earlier terminated, the “Expiration Time”). The total consideration payable for each $1,000 principal amount of the notes accepted for payment is $333.33.  The Company intends to finance the purchase of the notes pursuant to the offer from available cash, which may include proceeds from capital raising transactions.

The Company reserves the right to terminate the offer prior to the Expiration Time (including if fewer than all of the notes are properly tendered and not properly withdrawn), to waive on or prior to the Expiration Time any and all conditions, extend the offer and delay the Expiration Time, and to amend the terms of the offer. Full details of the terms and conditions of the offer are included in the Company’s Offer to Purchase dated December 26, 2008, and the related letter of transmittal.

Holders are urged to read the Offer to Purchase Persons dated December 26, 2008, and the related letter of transmittal carefully.  Holders with questions regarding the offer or requests for documents should contact James P. Giraldin, President and Chief Operating Officer of FirstFed Financial Corp, at (310) 302-1713.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the notes or any other security. The offer is made only by the Offer to Purchase dated December 26, 2008, and the related letter of transmittal.  The offer is not being made to holders of the notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.  In any jurisdiction in which the offer is required to be made by a licensed broker or dealer, the offer shall be deemed to be made on behalf of the Company by a broker or dealer licensed under the laws of such jurisdiction.

About FirstFed Financial Corp.

FirstFed Financial Corp. is a savings and loan holding company.  The Company owns and operates First Federal Bank of California, a federally chartered savings association.  The Company’s principal executive offices are located at 12555 W. Jefferson Boulevard, Los Angeles, California 90066, and its telephone number is (310) 302-5600.  Information about the Company, including corporate background and press releases, is available through the Company’s website at www.firstfedca.com.

Forward-Looking Statements

This press release contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. Such risks and uncertainties include, but are not limited to, the general business environment, interest rate fluctuations that may affect operating margin, changes in laws and regulations affecting the Company’s business, the California real estate market, competitive conditions in the business and geographic areas in which the Company conducts its business and regulatory actions, and those risk factors discussed in Part I, “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as well as other periodic reports filed with the Securities and Exchange Commission.  Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT INFORMATION:

James P. Giraldin
President and Chief Operating Officer
FirstFed Financial Corp.
(310) 302-1713